UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   July 6, 2011

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Main Street, Roswell, NM	88201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 30, 2011, we entered into an Agreement and Plan of Merger (the “Founders Merger Agreement”) with Founders Mortgage, LLC, a Missouri limited liability company (“Founders”).  On July 6, 2011, the closing was held for the Founders Merger Agreement.  Mr. Gubany, as the sole member of Founders, received 250,000 shares of our common stock in the merger transaction.  The common shares issued by us to Mr. Gubany have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  For accounting purposes, the parties declared the closing effective July 1, 2011.

On June 9, 2011, we entered into an Agreement and Plan of Merger (the “Brookside Merger Agreement”) with Brookside Mortgage, LLC, an Oklahoma limited liability company, which we disclosed in a report on Form 8-K filed with the Commission on June 10, 2011.  On July 6, 2011, the closing was held for the Brookside Merger Agreement.  Mahaney Brothers, L.L.C., an Oklahoma limited liability company (“Mahaney Brothers”), and Express Mortgage Services Inc., an Oklahoma corporation (“Express Mortgage”), as the sole members of Brookside, received an aggregate of 800,000 shares of our common stock in the merger transaction.  The common shares issued by us to the members of Brookside have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  For accounting purposes, the parties declared the closing effective July 1, 2011.

In connection with the closings of the Founders and the Brookside Merger Agreements, we issued a press release, a copy of which is included as an exhibit to this filing.

Item 3.02	Unregistered Sales of Equity Securities.

On July 6, 2011, in connection with the closing of the Founders Merger Agreement as described in Item 2.01 above, PSMH issued 250,000 shares to Peter Gubany, the sole member of Founders.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  Mr. Gubany was an accredited investor as defined in Regulation D.  He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificate representing the shares.  He also represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Mr. Gubany was afforded the opportunity to ask questions of PSMH and UCMC management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock exchange transaction.

On July 6, 2011, in connection with the closing of the Brookside Merger Agreement as described in Item 2.01 above, PSMH issued 521,500 shares to Mahaney Brothers and 278,500 shares to Express Mortgage, the sole members of Brookside.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  Each member was an accredited investor as defined in Regulation D.  Each member delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificate representing the shares.  Each member also represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Representatives of each member was afforded the opportunity to ask questions of PSMH and UCMC management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock exchange transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 6, 2011, in connection with the closing of the Brookside Merger Agreement described in Item 2.01 above, the number of directors was increased to seven persons and Greg Mahaney was elected as a director of PSMH by the Board of Directors to fill the vacancy created by the increase in the number of directors.  Mr. Mahaney also entered into a full-time employment agreement dated effective July 1, 2011, with UCMC to manage the Oklahoma branch formerly operated by Brookside.  The term of his employment agreement is for two years, with automatic one-year extensions unless notice is given by either party.  A copy of the executed employment agreement is attached as an exhibit to this report.  The agreement provides for a base salary of $120,000 with increases based upon increases in originations at this branch.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Financial statements required by this item for Founders and Brookside are not included in this initial report and will be filed by amendment to this report not later than 71 calendar days after the date that this initial report must be filed.

(b)	Pro forma financial information.

Pro forma financial information required by this item  for Founders and Brookside is not included in this initial report and will be filed by amendment to this report not later than 71 calendar days after the date that this initial report must be filed.

(d)	Exhibits.

Exhibit 99.1	Employment Agreement dated July 1, 2011, with Greg Mahaney
Exhibit 99.2	Press Release dated July 7, 2011 Re: Brookside Mortgage Closing
Exhibit 99.3	Press Release dated July 8, 2011 Re: Founders Mortgage Closing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: July 11, 2011	By
Ron Hanna, President